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                                                                  Exhibit 10.31

                       AMENDMENT TO EMPLOYMENT AGREEMENT
          BETWEEN AURORA FEDERAL SAVINGS BANK AND TIMOTHY P. DINEEN

    AURORA FEDERAL SAVINGS BANK ("Institution") and TIMOTHY P. DINEEN ("Executive") executed a certain Employment Agreement ("Agreement"), effective March 9, 1993 (the "effective/anniversary date"), wherein they reserved the joint right to modify or amend said Agreement in writing at any time in whole or in part.

    WHEREAS, upon review, the Office of Thrift Supervision of The Department of the Treasury has requested that amendments to the Agreement be adopted to revise the employment term provisions thereof;

    WHEREAS, the Institution is desirous of complying with such request and retaining the services of Executive;

    WHEREAS, the Executive is willing to comply with the request and to continue to serve in the employ of the Institution.

    NOW, THEREFORE, in consideration of the Institution continuing to retain the services of the Executive and for the Executive to continue to serve in the employ of the Institution and for other good and valuable considerations in hand paid, the parties hereto agree to amend said Agreement, by revoking
Section 2.(a) regarding the Agreement term and by inserting in lieu thereof:

            "(a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter.

            Each year the Board shall review the performance of the Executive and if it deems appropriate, it may extend the Agreement for an additional twelve (12) calendar months, resulting in an Agreement term of thirty-six (36) full calendar months beginning with the next annual anniversary of the effective date hereof. If the Board should decide not to continue the Agreement, written notice shall be provided to Executive, at least sixty (60) days and not more than one hundred twenty (120) days prior to any such anniversary date, that his employment shall cease at the end of twenty-four (24) months following the next anniversary date. In the event that Executive continues in the full-time employ of the Institution, such continued employment shall be subject to the terms and conditions of this Agreement, as may be amended from time to time.

In all other respects, the Institution and the Executive hereby confirm the Agreement, as herein amended, reserving to the Institution and the Executive the joint right further to amend or revoke, in whole or in part, the Agreement and this amendment thereto.

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    IN WITNESS WHEREOF, the Institution and the Executive have signed this amendment this 9th day of August, 1994.

                                   BOARD OF DIRECTORS OF
                                   INSTITUTION

/s/ Timothy P. Dineen              By:/s/ John A. Clark, Chairman of the Board
-------------------------------       -----------------------------------------
Timothy P. Dineen                     as authorized by resolution of the
("Executive")                         Board of Directors on August 9, 1994.





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